THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

December 26, 2000                                                       $700,000

                                 CYTOMEDIX, INC.

                    10.0% CONVERTIBLE SECURED PROMISSORY NOTE
                               DUE APRIL 15, 2001

     CYTOMEDIX, INC., a Delaware corporation (along with its subsidiaries, the "Company"), promises to pay to TSENVI, LLC or its permitted assigns (the "Holder"), the principal sum of Seven Hundred Thousand Dollars and No/100 ($700,000) on April 15, 2001 (the "Maturity Date"), together with accrued interest thereon.

     Pursuant to this promissory note (the "Note"), the Holder is hereby funding Seven Hundred Thousand Dollars ($700,000) in immediately available funds to the Company on the date of execution hereof.

Interest on the principal amount of this Note shall accrue at the rate of ten percent (10.0%) per annum from the original date of issuance of this Note. Interest accrued on the outstanding principal balance of this Note shall be payable in cash or other immediately available funds to the Holder monthly in arrears, with the first interest payment to be made on the date of the execution of this Note and with each subsequent interest payment due on the like date of each consecutive month thereafter. Any amount of principal or interest on this Note which is not paid when due shall bear additional interest at the rate of five percent (5.0%) per annum ("Default Interest"). Any unpaid interest accrued on the outstanding principal balance of this Note shall be payable in cash or other immediately available funds to the Holder upon the earlier of (i) the Maturity Date, (ii) upon acceleration of all amounts due and owing hereunder in accordance with the terms hereinafter set forth, or (iii) the date on which Holder elects to convert the principal amount of this Note into shares in accordance with the terms hereinafter set forth. Interest will be computed on the basis of a 360-day year. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Chicago, Illinois are authorized or required by law or executive order to remain closed. This Note shall be secured pursuant to the terms of that certain Security Agreement by and between the Company and the Holder of even date herewith. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated December 26, 2000, pursuant to which this Note was originally issued (the "Purchase Agreement").

     The principal amount of this note may not be paid before the Maturity Date without the prior written consent of the Holder.

     This Note is being issued pursuant to an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.

     1. CONVERSION.

         (a) The Holder may convert all or any part of the principal amount of this Note, but not any accrued interest, into shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), at any time after the execution hereof and until all principal and interest due hereunder is repaid in full (the "Conversion Period"), at a conversion price equal to the lesser of (i) $1.00 per share, as adjusted as provided herein (the "Fixed Conversion Price"), and (ii) a price per share equal to eighty percent (80%) of the average of the three lowest intraday sale prices as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Notes and the Company ("Bloomberg") (as equitably adjusted for stock splits or combinations or other events referenced in Section 2 hereof) during the twenty (20) Trading Days (as defined below) immediately preceding the date on which this Note is surrendered for conversion (the "Market Conversion Price"), provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company (including, without limitation, the warrants issued by the Company pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would at the time of conversion result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Note set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company. The shares of such Common Stock, or other securities into which this Note may be converted as a result of transactions contemplated by Section 2, issuable upon conversion of this Note are referred to herein as the "Shares." "Trading Day" shall mean any day on which the Common Stock is traded for any period on the Over-the-Counter Bulletin Board, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

         (b) The Company shall at all times cause to be reserved for issuance such number of authorized and unissued shares of Common Stock as shall be sufficient for conversion of this Note. As of the date of issuance of this Note, 1,400,000 (2x currently required) authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Note and the other Notes issued pursuant to the Purchase Agreement (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

         If, at any time a Holder of this Note submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 1 (a "Conversion Default"), subject to Section 13(w), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Company to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. In addition, the Company shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (x) the sum of (1) the then outstanding principal amount of this Note plus (2) accrued and unpaid interest on the unpaid principal amount of this Note through the Authorization Date (as defined below) plus (3) Default Interest, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y) .24, multiplied by (z) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the

Company authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Note. The Company shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the applicable Conversion Price, at the Holder's option, as follows:

             (1) In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued; and

             (2) In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Common Stock).

         The Holder's election shall be made in writing to the Company at any time prior to 9:00 p.m., New York time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Company's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

         (c) The Company shall deliver a certificate or certificates for the Shares as soon as practicable after surrender of this Note for conversion (and in any event within three (3) business days (the "Deadline")), but the person or persons to whom such certificates are issuable shall be considered the holder of record of such shares from the time this Note is surrendered. Except as described herein, this Note is not otherwise convertible into any other shares of the Company's capital stock.

         (d) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common

Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

         (e) Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is more than two (2) days after the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Company shall pay to the Holder $1,500 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

         (f) The certificates representing the Common Stock issued upon conversion of this Note shall bear a legend substantially similar to the following:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under any applicable state securities law, and may not be offered or sold except (1) pursuant to an effective registration statement under the Act or (2) upon the delivery by the holder to the Company of an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under such Act is available."

     2. ANTI-DILUTION.

         (a) Stock Splits and Combinations. If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Shares shall be proportionately decreased and the Fixed Conversion Price in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (i) the number of Shares purchasable immediately prior to the effective date of such combination shall be adjusted so that the Holder of this Note, if converted on or after that date, shall be entitled to receive the number and kind of Shares which the Holder of this Note would have owned and been entitled to receive as a result of the combination had the Note been converted immediately prior to that date, and (ii) the Fixed Conversion Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Fixed Conversion Price by a fraction, the numerator of which is the aggregate number of Shares purchasable upon conversion of this Note immediately prior to such adjustment, and the denominator of which is the aggregate number of Shares purchasable upon conversion of this Note immediately thereafter. If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Shares shall be proportionally increased and the Fixed Conversion Price in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (i) the number of Shares purchasable upon the conversion of this Note immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of this Note, if converted on or after that date, shall be entitled to receive the number and kind of Shares which the Holder of this Note would have owned and been entitled to receive as a result of the subdivision had the Note been converted immediately prior to that date, and (ii) the Fixed Conversion Price in effect immediately prior to such adjustment shall be adjusted by multiplying the Fixed Conversion Price by a fraction, the numerator of which is the aggregate number of Shares purchasable upon conversion of this Note immediately prior to such adjustment, and the denominator of which is the aggregate number of Shares purchasable upon conversion of this Note immediately thereafter. A like and equitable adjustment shall be made in the event that a stock combination or subdivision is effectuated and the number of Shares issued hereunder is to be determined by reference to the Market Conversion Price.

         (b) Stock Dividends and Distributions. If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Shares shall be proportionately increased and the Fixed Conversion Price in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (i) the number of Shares purchasable immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of this Note, if converted after that date, shall be entitled to receive the number and kind of Shares which the Holder of this Note would have owned and been entitled to receive as a result of the dividend or distribution had the Note been converted immediately prior to that date, and (ii) the Fixed Conversion Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Fixed Conversion Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon conversion of this Note immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon conversion of this Note immediately thereafter. A like and equitable adjustment shall be made in the event that a stock dividend or distribution is effectuated and the number of Shares issued hereunder is to be determined by reference to the Market Conversion Price.

         (c) Other Dividends and Distributions. If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of this Note shall be entitled to receive upon conversion of this Note, for the conversion price in effect prior thereto, in addition to the number of Shares immediately theretofore issuable upon conversion of this Note, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Note been converted immediately prior to that date.

         (d) Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section
2), then the Holder of this Note shall be entitled to receive upon conversion of this Note, in lieu of the Shares immediately theretofore issuable upon conversion of this Note, for the aggregate conversion price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of Shares for which this Note could have been converted immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Section 2).

         (e) Reorganizations, Mergers, Consolidations or Sales of Assets. If any of the following transactions (each, a "Special Transaction") shall become effective: (i) a capital reorganization, share exchange, or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2), (ii) a consolidation or merger of the Company with and into another entity, or (iii) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of this Note shall thereafter have the right to purchase and receive upon conversion of this Note, in lieu of the Shares immediately theretofore issuable upon conversion of this Note, for the conversion price in effect immediately prior to such conversion, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares of Common Stock for which this Note could have been converted immediately prior to such Special Transaction; provided, however, that notwithstanding anything to the contrary herein, upon consummation of the transactions contemplated by the Exchange Agreement (as defined below) this Note shall be convertible into shares of common stock of Cytomedix NV. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions of this Note (including, without limitation, provisions for adjustment of the Fixed Conversion Price and the number of Shares issuable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the conversion of this Note. The Company shall not effect any Special Transaction unless prior to, or simultaneously with the closing thereof, the successor entity and the issuer of the securities into which Note is convertible (if other than the Company), if any, resulting from such Special Transaction shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of this Note at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

         (f) Other Issuances. In the event that the Company shall at any time after the date of original issuance of this Note issue any shares of Common Stock, including shares of Common Stock issued or issuable upon the conversion or exercise of securities convertible into or exercisable for Common Stock, without consideration or at a price per share ("Issuance Price") less than the applicable conversion price, then, in each and any such event (an "Adjustment Event"): (i) the number of Shares purchasable immediately prior thereto (the "Initial Number") shall be increased so that the Holder shall be entitled, upon conversion of this Note, to receive the number of shares of Common Stock determined by multiplying the Initial Number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of additional shares of Common Stock issued in such Adjustment Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of shares of Common Stock which the aggregate issuance price of the total number of shares of Common Stock issued in such Adjustment Event would purchase at the applicable conversion price; provided, however, that no adjustment shall be made for the issuance of shares of Common Stock in connection with a Special Transaction, as described in
Section 2(e); and (ii) the applicable conversion price shall be reduced to the Issuance Price.

         (g) Liquidation. If the Company shall, at any time prior to the end of the Conversion Period, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to convert this Note. Upon such conversion, the Holder shall have the right to receive, in lieu of the Shares that the Holder otherwise would have been entitled to receive upon such conversion, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Shares had the Holder been the holder of record of such Shares on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the applicable conversion price, the Holder may, at the Holder's option, convert this Note without making payment of the applicable conversion price and, in such case, the Company shall, upon distribution to the Holder, consider the applicable conversion price, to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the applicable conversion price, from the amount payable to the Holder.

         (h) Notice. Whenever this Note or the number of Shares is to be adjusted as provided herein, the Company shall forthwith as soon as reasonably practicable, and in any case within three (3) business days of such adjustment, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

         (i) Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the conversion of this Note. If any fraction of a share of Common Stock would be issuable upon the conversion of this Note, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of conversion upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board of Directors of the Company may in good faith determine.

         (j) Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this Section 2, the Holder of this Note shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon conversion of this Note shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Section 2.

         (k) Successive Application. The provisions of this Section 2 shall apply from time to time to successive events covered by this Section 2. Upon the occurrence of any event contemplated by this Section 2, all references to Common Stock and to the Company and to other defined terms herein shall be equitably adjusted to protect the interests of the Holder.

             (l) Exception to Adjustments. Notwithstanding anything herein or in any Warrant to the contrary, no adjustment to the Fixed Conversion Price shall be made with respect to the issuance of securities by the Company, all of the net proceeds of which are used to repurchase, in whole or in part, the Notes as contemplated by Section 4(e) of the Purchase Agreement.

     3. TRADING MARKET LIMITATIONS. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Company issue upon conversion of this Note and the other Notes issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which, as of the Issue Date shall be 2,106,721 shares (19.99% of the total shares outstanding on the Issue
Date), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), if the Company fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Maximum Share Amount (a "Trading Market Prepayment Event"), in lieu of any further right to convert this Note, and in full satisfaction of the Company's obligations under this Note, the Company shall pay to the Holder, within fifteen (15) business days of the Maximum Conversion Date (the "Trading Market Prepayment Date"), an amount equal to 120% times the sum of
(a) the then outstanding principal amount of this Note immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Note to the Trading Market Prepayment Date, plus (c) Default Interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Note immediately following the Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the "Remaining Convertible Amount"). With respect to each Holder of Notes, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Section 13(w) below. In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of this Note and the other Notes issued pursuant to the Purchase Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of this Note and the other Notes issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date. As used herein, "Stockholder Approval" means approval by the stockholders of the Company to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Notes but for the Maximum Share Amount.

     4. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

         (a) nonpayment by the Company of any portion of the principal or interest due under any Note or to any holder of the Company's indebtedness for borrowed money or capitalized lease obligations as and when due;

         (b) default in the payment of any other fees, costs or expenses required to be paid by the Company under this Note, the Registration Rights Agreement, the Warrant to be delivered in connection herewith, or any other agreement or document contemplated in connection herewith (collectively, the "Loan Documents");

         (c) default in the performance, or breach, of any covenant or agreement of the Company in this Note or any Loan Document (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of ten (10) calendar days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied;

         (d) any representation or warranty in this Note or any Loan Document in any other certificate, agreement, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Note or any Loan Document, shall prove to have been incorrect in any material respect when made;

         (e) the rendering against the Company of a final judgment, decree or order for the payment of money in excess of $50,000 (unless the payment of such judgment in excess of $50,000 is fully insured or bonded) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

         (f) the Company (i) suspending or discontinuing its business, (ii) making an assignment for the benefit of creditors, (iii) generally not paying its debts as such they become due, (iv) admitting in writing an inability to pay its debts as they become due, (v) filing a voluntary petition in bankruptcy or having a petition in bankruptcy filed against it, (vi) becoming insolvent, (vii) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of its debts or for liquidation, dissolution or other similar relief, (viii) petitioning or applying to any court for any receiver, custodian, or trustee for all or substantially all of its assets or be the subject of any such proceeding filed against it, (ix) filing an answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment, or decree approving such petition in any such proceeding, (x) seeking, approving, consenting to, or acquiescing in any such proceeding for the appointment of any such trustee, receiver, custodian, liquidator or agent for it or any substantial part of its property or if an order is entered appointing any such trustee, receiver, custodian, liquidator or agent, or (xi) taking any formal action for the purpose of effectuating any of the foregoing;

         (g) an order for relief being entered under the United States bankruptcy laws or if any other decree or order is entered by a court having jurisdiction (i) adjudging the Company bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of the Company or its property under the United States bankruptcy laws or any other applicable federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Company or for any substantial part of the Company's property or (iv) ordering the winding up or liquidation of the affairs of the Company;

         (h) any judgment or decree of $50,000 or more against the Company remaining unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of ten (10) days;

         (i) a Change of Control (as defined below) shall occur;

         (j) an adverse change shall occur in the financial, business or operational condition of the Company as compared to the status of the Company, as applicable, as of the date of this Note, which adverse change materially impacts the ability of the Company to honor its obligations under this Note or any of the Loan;

         (k) any of the following shall occur: (i) entry of a court order which enjoins, restrains or in any way prevents the Company from conducting all or any material part of its business affairs in the ordinary course of business, or
(ii) withdrawal or suspension of any material license required for the conduct of any material part of the business of the Company, or (iii) any material asset of the Company is subject to an order or writ granting a motion or action to replevy, sequester, garnish, attach or levy against such asset, or (iv) any assets of the Company having a fair market value of $100,000 or more in the aggregate are subject to an order or writ granting a motion or action to replevy, sequester, garnish, attach or levy against such assets; or

         (l) any lien of the Holder hereunder or under the Security Agreement shall not constitute a perfected first and prior lien and security interest in the collateral thereby encumbered, subject only to Permitted Liens (as defined in the Security Agreement).

             Upon the occurrence of an Event of Default, at the option of the Holder, either (A) the then applicable Conversion Price, if higher, shall be reduced to $.50 per share or (B) the Notes shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 120% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1(b) and 1(e) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

         "Change of Control" means the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation of a transaction or series of related transactions in which more than 50% of the direct or indirect voting power of the Company is disposed of or the consolidation, merger or other business combination of the Company or its sole shareholder with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization; provided, however, that the consummation of the transactions contemplated by the Exchange Agreement (as defined in the Security Agreement) shall not be deemed a Change in Control if all of the conditions thereto in the Security Agreement are satisfied.

     5. CERTAIN COVENANTS. In addition to the covenants contained in the Security Agreement, until such time as the Company shall have no further obligation under this Note, the Company shall be subject to the following:

         (a) Distributions on Capital Stock. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Company's disinterested directors.

         (b) Restriction on Stock Repurchases. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, except for any such repurchases made by the Company in connection with the termination of employment of any of its employees.

         (c) Borrowings. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder's written consent, create, incur, suffer to exist any liability for borrowed money or capitalized lease obligation except as set forth in the Security Agreement.

         (d) Sale of Assets. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder's written consent, sell, lease or otherwise dispose of its assets, except as set forth in the Security Agreement.

         (e) Advances and Loans. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except as set forth in the Security Agreement.

         (f) Contingent Liabilities. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and (b) similar transactions in the ordinary course of business.

     6. REGISTRATION RIGHTS.

         (a) Registration Rights Agreement. The Holder shall have the registration rights set forth in that certain Registration Rights Agreement between the Company and the other signatories thereto of even date herewith (the "Registration Rights Agreement").

         (b) Exchange Agreement. Upon consummation the of transactions contemplated by the Exchange Agreement, all obligations of the Company under the Registration Rights Agreement shall become obligations of Cytomedix, Inc.

     7. EXCHANGE PRIVILEGE. Subject to the provisions of the last paragraph of this Section, the Holder at its option may surrender this Note for exchange at the principal office of the Company and, without expense (except for any stamp tax or other governmental charge with respect to any transfer involved therein), receive in exchange therefor notes, in denominations designated by the Holder and payable to such person or persons as may be designated by such Holder and for the same aggregate principal amount as the then unpaid principal balance of this Note. Every instrument made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms, on a pro rata basis, as this Note.

     8. BOARD OF DIRECTORS; INSPECTION. Until the Company has performed all of its obligations hereunder, the Holder shall be entitled to send a representative (the "Holder Representative") to attend all meetings of the Board of Directors of the Company, but such Holder Representative shall not be considered an elected member of the Board of Directors of the Company. The Company will ensure that meetings of the Board of Directors of the Company are held at least once each calendar quarter and provide the Holder Representative with written notice of all Board of Director meetings as such notice is provided for in the Bylaws of the Company, as well as copies of all materials provided to the directors. The Company will reimburse the Holder Representative for his reasonable travel expenses, including the cost of airfare and any necessary meals and lodging, incurred in connection with attending such meetings or performing such other business on behalf of the Company. The Company will notify the Holder in writing five (5) business days prior to the effectiveness of any action to be taken by written consent of directors or stockholders, and will provide reasonable opportunity for consultation with the Holder with regard to the matters covered thereby during such five-day period prior to the effectiveness of such consents.

     The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Holder to visit and inspect during the Company's usual business hours any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with its agents, officers and independent accountants, all at such reasonable times and as often as may be reasonably requested, in all cases so as not to interfere with the Company's operations or personnel Use of Proceeds.

     9. USE OF PROCEEDS. The Company shall use the proceeds obtained from the sale of this Note (the "Proceeds") solely for the negotiation and consummation of the Curative Health Systems acquisition and to pay all fees of the Holder in connection with the negotiation and consummation of the Note and the Loan Documents. The closing of the transactions contemplated by this Note and the Loan Documents is subject to the Holder's satisfaction that the Proceeds have been escrowed subject to their use solely for the purposes set forth in this
Section 8.

     10. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Note, together with any attached schedules, exhibits and other documents delivered pursuant hereto, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Note may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Note shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be impled from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

     11. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Holder as follows:

         (a) The execution and delivery of this Note and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with its Bylaws and Certificate of Incorporation.

         (b) This Note has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         (c) Upon issuance thereof in accordance with the terms hereof and payment of the Conversion Price therefor, all of the Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

         (d) Except for filings under applicable state and federal securities laws, the Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

         (e) There are no state statutes or other "anti-takeover" laws applicable to the Company, to the issuance of this Note by the Company, or to the issuance of the Shares upon conversion of this Note, which would have, among other things, the effect of nullifying the transactions contemplated by this Note, or affecting the Holder's voting rights or other rights as a shareholder following such conversion, or, to the extent there are such applicable state statutes or other "anti-takeover" laws, the Company and its Board of Directors have taken all steps necessary under such statutes or laws to render them inapplicable to the Company, the issuance of this Note, and the issuance of the Shares upon conversion of this Note.

         (f) There is no litigation pending, or, to the knowledge of the Company, threatened, against the Company which, if adversely decided or resolved, would have a Material Adverse Effect, as defined in the Purchase Agreement.

     12. NEGATIVE COVENANT.

     Until the Company shall have no further obligations under the terms of this Note, without the prior written consent of Holder, and subject to the exceptions described in this Note and the Loan Documents, the Company shall not issue, sell, offer to sell or enter into any agreement to sell or offer to sell any equity or debt securities, including convertible securities, unless the proceeds from any such issuance are to be used to pay, in full, the principal and accrued interest on this Note, on and as of the date of closing of any such transaction.

     13. MISCELLANEOUS.

         (a) Usury. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Company to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by the Company, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess which exceeds the balance due under this Note shall be paid by the Holder to the Company.

         (b) Ownership. The Holder shall be deemed to be the owner of this Note for all purposes, and the full payment of interest and principal under this Note to the Holder shall constitute the full and complete discharge of the Company for such purposes.

         (c) Assignment. This agreement and the rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by Company. The Holder may, upon notice to Company, transfer or assign any or all of its rights and obligations under this Note, subject to the restrictions on transfer in the Securities Purchase Agreement.

         (d) Modification. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

         (e) Binding Effect and Benefit. This agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

         (f) Attorneys' Fees. In the event the Holder shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof or under any of the Loan Documents, such reasonable attorneys' fees and other legal expenses shall be payable by Company to the Holder upon demand. The Company shall pay all fees and expenses of the Holder in connection with the negotiation and consummation of this Note and the Loan Documents.

         (g) Further Assurances. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this agreement and the Loan Documents.

         (h) Governing Law; Waiver of Jury Trial. THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY

HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

         (i) Incorporation by Reference. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

         (j) Counterparts. This agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         (k) Consent to Jurisdiction and Service of Process. Company hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Illinois and of any federal court located in Illinois in connection with any action or proceeding arising out of or relating to this agreement, or any other document or exhibit relating hereto or delivered in connection therewith and
(ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

         (l) Non-Cumulative Remedies. The enumeration of the Holder's rights and remedies set forth in this agreement is not intended to be exhaustive and the exercise by the Holder of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Company and the Holder or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Company and the Holder or the Holder's employees shall be effective to change, modify or discharge any provision of this agreement or to constitute a waiver of any Event of Default.

         (m) Indemnification of the Holder. From and at all times after the date of this Note, and in addition to all of the Holder's other rights and remedies against the Company, the Company agrees to hold the Holder harmless from, and to indemnify the Holder against, all losses, damages, costs and expenses (including, but not limited to, attorneys' fees, costs and expenses) incurred by the Holder from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Note and the other Loan Documents; provided, however, that the foregoing indemnification shall not protect Holder from loss, damage, cost or expense directly attributable to Holder's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Holder shall be payable by the Company upon demand by the Holder.

         (n) Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Note and the other Loan Documents.

         (o) Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

         (p) Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

     If to Company addressed or delivered in person to:

         Cytomedix, Inc.
         Parkway North, Suite 250 North
         Deerfield, IL  60015
         Attention: President and Chief Executive Officer
         Telephone: 847-405-7800
         Facsimile:   847-405-7801

     With a copy to:

         Latham & Watkins
         1001 Pennsylvania Avenue, N.W., Suite 1300
         Washington, DC  20004-2505
         Attention:  Stuart Kurlander, Esq.
         Telephone:  202-637-2200
         Facsimile:   202-637-2001

     If to the Holder, addressed or delivered in person to:

         TSENVI, LLC
         2 Ridgedale Avenue
         P.O. Box 214
         Cedar Knolls, NJ  07927-0214
         Attention:
         Telephone:
         Facsimile:

     With a copy to:

         Akerman, Senterfitt & Eidson, P.A.
         One Southeast Third Avenue
         28th Floor, SunTrust International Center
         Miami, Florida  33131
         Attention:  Jonathan L. Awner, Esq.
         Telephone:  305-374-5600
         Facsimile:   305-374-5095

or to such other address as either party may designate by notice in accordance with this Section.

     Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

         (q) Severability. If any portion of this agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this agreement is declared to be severable.

         (r) Time for Performance. Time is of the essence in this agreement.

         (s) Waiver. No waiver of a default, breach or other violation of any provision of this agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

         (t) Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

         (u) Entire Agreement. This Note and the Loan Documents constitute the entire agreement of the parties and supersede any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

         (v) Allocations of Maximum Share Amount and Reserved Amount. The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the holders of Notes based on the principal amount of such Notes issued to each holder. Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the holders of Notes based on the principal amount of such Notes held by each holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of such Notes then held by such holders.

         (w) Damages Shares. The shares of Common Stock that may be issuable to the Holder pursuant to Sections 1(b) and 1(e) hereof ("Damages Shares") shall be treated as Common Stock issuable upon conversion of this Note for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("Damages Amounts") shall not bear interest but must be converted into Damages Shares prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

         (x) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has signed and sealed this Note on this 26th day of December, 2000.


                                       CYTOMEDIX, INC.

                                       By: /s/ Robin Lee Geller
                                          ---------------------------------
                                          Name:  Robin Lee Geller
                                          Title: Vice President

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
                               OF CONVERTIBLE NOTE

TO: CYTOMEDIX, INC.

         (1) Pursuant to the terms of the attached Convertible Note (the "NOTE"), the undersigned hereby elects to convert $ __________ principal amount of the Note into shares of Common Stock of Cytomedix, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

         (2) The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

         Name of DTC Prime Broker:
         Account Number:
                        --------------------------------------

[ ] In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:
              -----------------------------------------

         Address:
                 --------------------------------------

                 --------------------------------------

         (3) Holder acknowledges and affirms that the Common Stock issued pursuant to this Notice of Conversion has been or will be sold in accordance with the requirements of the 1933 Act, if applicable, and applicable state securities laws, or pursuant to an exemption under the 1933 Act and applicable state securities laws.

Date:
     ---------------------          --------------------------------------------
                                    Signature of Registered Holder (must be
                                    signed exactly as name appears in the Note, if applicable).




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